UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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☐	Soliciting Material under §240.14a-12

OMNICARE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Omnicare Transition to CVS Health: Additional Questions

In an effort to keep you up to date on the CVS Health-Omnicare merger, CVS Health has prepared this supplementary Frequently Asked Questions (FAQ) document to help answer questions regarding the acquisition and how it may affect you.

CVS Health is excited that Omnicare is joining the CVS Health family. We realize that this can be a time of uncertainty for you as it relates to employment, compensation and benefits going forward. Omnicare and CVS Health are working diligently to develop a comprehensive transition plan covering all aspects of the merger, including all compensation and benefit programs.

While we have answered many of your questions today (and in a previous FAQ: link), there are some questions that we are not able to answer yet as we work toward completing our integration plan. CVS Health will provide information as it becomes available and intends to keep you informed of our integration plans through the merger.

In several of the answers to these questions, we refer to the introduction of CVS Health benefits. At this time, CVS Health anticipates that Omnicare employees will have the opportunity to enroll in CVS Health benefits on or about January 1, 2017. In the interim, CVS Health will continue to offer the current suite of Omnicare benefits after the merger and will keep you informed of any changes.

Benefits

Q.  Will employees receive a CVS Health discount card? If so, when?

A:  Omnicare employees will receive a CVS Health employee discount (ExtraCare) card approximately 30 days after the merger closes. The employee discount card generally entitles you to:

•                  30% discount on CVS/pharmacy Brands and Exclusive Brands

•                  20% discount and 2% back in Extra Bucks on all other purchases

•                  10% discount on all CVS.com purchases

Q.  Can you tell me more about plans for tuition reimbursement?

A.  Omnicare recently introduced a new tuition reimbursement benefit that will reimburse you up to $1,000/year for eligible education expenses. CVS Health plans to continue this benefit after the merger.

Q.  Will accrued, unused 2015 Paid Time Off (PTO) roll over into 2016?

A.  Up to 40 hours of accrued, unused PTO may be rolled over into 2016.

Q. How will PTO work for 2016?

A.  Employees will generally accrue PTO during 2016 according to Omnicare’s current policy. For employees with sick bank balances, additional communication will be provided by CVS Health after the merger. More information will be provided in advance of the introduction of CVS Health benefits.

Q.  What will happen to my 401(k), my investments and my account with Charles Schwab?

A.  Your current 401(k) plan will remain in place, and you will continue to manage your elections and investments and view your account as you do today, until the introduction of CVS Health benefits. Upon closing of the merger, Omnicare shares within the 401(k) plan will be cashed out and transferred to a to-be-determined investment fund. Details about the investment fund will be mailed to your home. More information will be provided in advance of the introduction of CVS Health benefits, which is anticipated on or about January 1, 2017.

Q. Will our benefits change after the merger?

A. Until the introduction of CVS Health benefits, pension and welfare benefits (other than defined benefit pension plan benefits) shall be no less favorable, in the aggregate, than those provided before the closing date. This means that even though some changes may occur, the overall value of the total benefits package after the closing date through December 31, 2016 will be no less favorable than your existing benefits. When you transition to CVS Health you will be credited for your years of service with Omnicare for the purposes of vesting, level of benefits, time off and determining eligibility for CVS Health benefits, programs and policies.

Q. When will I learn more about CVS Health’s benefits?

A.  As previously communicated, CVS Health currently provides a competitive benefits package including medical, prescription, vision and dental insurance as well as life insurance and short-term and long-term disability insurance. In addition, CVS Health offers a 401(k) retirement plan, an Employee Stock Purchase Plan, myTime (paid time off) and an employee discount. In the aggregate, CVS Health’s current benefits program is comparable to Omnicare’s current benefits offering. CVS Health will provide more comprehensive details about its benefit plans and programs in 2016.

Employment

Q.  Does CVS Health support remote working arrangements?

A.  CVS Health believes that alternative work arrangements (AWA) can be a win-win situation for the company and the employee. CVS Health considers requests on a case-by-case basis and approval is generally based upon business needs. After the close of the merger, CVS Health will make every attempt to honor all current Omnicare AWA.

Q.  In the last FAQs the phrase “If you join CVS Health in your current role” was used.  Can you clarify what is meant by this statement, and what impact this may have on my compensation?

A.  Many employees may join CVS Health in their current role (position) and may not experience a change to their current compensation after the close of the merger. There may be cases where employees join CVS Health in a job that is different from their current role. In these cases CVS Health will evaluate the role differences on a case-by-case basis to determine compensation changes, if any, relative to the new position.

Q.  In the event my job is eliminated, will I receive severance and other support?

A.  If a position is eliminated as a result of the merger, CVS Health is dedicated to supporting employees through their transition. The transition package includes severance pay and outplacement support. Also, Omnicare employees will have the opportunity to apply for open positions at CVS Health.

Branding

Q.  What is the approach for branding Omnicare under the CVS Health name and will the building signage change?

A. There will be no branding or signage changes at this time and Omnicare will retain its name when the merger closes.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in the communication above may constitute “forward-looking statements” within the meaning of the federal securities laws.  By their nature, all forward-looking statements involve risks and uncertainties.  Actual results may differ materially from those contemplated by the forward-looking statements for a number of reasons as described in our U.S. Securities and Exchange Commission (“SEC”) filings, including those set forth in the Risk Factors section and under the section entitled “Cautionary Statement Concerning Forward-Looking Statements,” in the case of CVS Health Corporation (“CVS Health”) and “Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 Regarding Forward-Looking Information,” in the case of Omnicare, Inc. (“Omnicare”) in our respective most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10- Q. These forward-looking statements may be identified by words such as “believes”, “expects”, “anticipates”, “projects”, “intends”, “should”, “seeks”, “estimates”, “future” or similar expressions or by discussion of, among other things, strategy, goals, plans or intentions. The factors that could cause actual results to differ materially include the following: the possibility that the anticipated synergies and other benefits from the proposed merger of CVS Health and Omnicare will not be realized, or will not be realized within the expected time periods; the inability to obtain regulatory approvals of the proposed merger (including the approval of antitrust authorities necessary to complete the proposed merger) on the terms desired or anticipated; the timing of such approvals and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed merger; the risk that a condition to closing the proposed merger may not be satisfied on a timely basis or at all; the risk that the proposed merger fails to close for any other reason; the risks and uncertainties related to CVS Health’s ability to successfully integrate the operations, products and employees of CVS Health and Omnicare; the effect of the potential disruption of management’s attention from ongoing business operations due to the pending merger; the effect of the announcement of the proposed merger on CVS Health’s and Omnicare’s relationships with their respective customers, vendors and lenders and on their respective operating results and businesses generally; access to available financing on a timely basis and on reasonable terms; the outcome of any legal proceedings related to the proposed merger; and the risks and uncertainties normally incidental to the respective businesses of CVS Health and Omnicare.  The foregoing review of factors should not be construed as exhaustive.  Additional information concerning these and other risks and uncertainties can be found in CVS Health’s and Omnicare’s respective periodic reports filed with the SEC. Copies of these filings, as well as subsequent filings, are available online at www.sec.gov, www.cvshealth.com or www.omnicare.com or on request from CVS Health or Omnicare, as applicable. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as otherwise required by law, neither CVS Health nor Omnicare undertakes any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed merger of Omnicare and CVS Pharmacy, Inc., a wholly owned subsidiary of CVS Health. In connection with the proposed merger, Omnicare filed a definitive proxy statement on Schedule 14A with the SEC on July 20, 2015 and mailed the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed merger. In connection with the proposed merger, CVS Health and Omnicare intend to file other relevant materials, if any, with the SEC.  INVESTORS AND STOCKHOLDERS OF OMNICARE ARE ADVISED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS WITH RESPECT TO THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders are able to obtain the proxy statement, any amendments or supplements thereto and other relevant documents (when they become available) free of charge at the SEC’s web site, http://www.sec.gov. In addition, Omnicare’s investors and security holders also may obtain free copies of the documents filed with the SEC through the Investors section of Omnicare’s website, www.omnicare.com, or by contacting Omnicare’s Investor Relations Department by telephone at (513) 719-1507 or by e-mail at investor.relations@omnicare.com.

Participants in Solicitation

CVS Health and its directors and executive officers, and Omnicare and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Omnicare common stock in connection with the proposed merger. Information about the directors and executive officers of CVS Health is set forth in the proxy statement for CVS Health’s 2015 Annual Meeting of Stockholders, which was filed with the SEC on March 27, 2015.  Information about the directors and executive officers of Omnicare is set forth in the proxy statement for Omnicare’s 2015 Annual Meeting of Stockholders, which was filed with the SEC on April 17, 2015. Additional information regarding potential participants in such proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, was included in the definitive proxy statement filed by Omnicare with the SEC on July 20, 2015.